united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2012

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 1, 2012, Astoria Financial Corporation (the “Company”) called for redemption all of its outstanding 5.75% Senior Notes due 2012 (the “Notes”) pursuant to the optional redemption provisions of Section 3.7 of the Indenture, dated as of October 16, 2002 (the “Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Trustee”). The Company will redeem all of the outstanding Notes ($250 million in aggregate principal amount) on September 13, 2012 (the “Redemption Date”) at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments on the Notes (including principal and interest) discounted to the Redemption Date, as calculated in accordance with the terms of the Indenture (the “Redemption Price”). A Notice of Full Redemption was sent to the registered holders of the Notes by the Trustee, at the direction of the Company, on August 1, 2012. A copy of the Notice of Full Redemption is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Notice of Full Redemption, dated August 1, 2012.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Thomas E. Lavery
Thomas E. Lavery Senior Vice President and General Counsel

Dated: August 6, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice of Full Redemption, dated August 1, 2012.

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